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                                                                    Exhibit 10.8

                     AGREEMENT ON SHARE TRANSFER RESTRICTION

WiderThan Co., Ltd. (the "Company") and _____ (the "Shareholder") agrees on the restriction on transfer of shares of the Company which is held by or will be obtained by the Shareholder through right issue, bonus issue, employee share ownership association, stock dividends, stock option and other sources not specified (the "Shares").

     1. The Shareholder must notify and obtain approval from the Company prior to transfer of the Shares.

     2. The Company may provide the right of first refusal at par value to the Company or to a person designated by the Company on the Shares which the Shareholder intends to transfer, except when reason of share transfer is unavoidable such as inheritance.

     3. The Shareholder agrees that in case the Shareholder quits the Company before termination of this agreement, the Company may decide the Shares to be transferred to a third party at par value.

     4. This contract will be terminated 3 years after the agreement has been signed. However, if the Company is listed in domestic or foreign stock exchange before the termination, this agreement will be effective until the time of listing.

     5. The Shareholder will be liable for all the civil claims and liabilities in case the Shareholder fails to comply with the conditions set forth in this contract.

     In witness whereof, the undersigned, being duly authorized by their respective Parties, have signed this agreement. This agreement is drafted and signed in duplicate copies, both copies being equally authentic, and each copy shall be kept by each party.


                                                                         200 . .

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Company                                  Shareholder
WiderThan Co., Ltd.                      Name:
--------------------------                     -------------------------
463 Chungjeong-ro 3-ga,                  Address:
Seodaemun-gu, Seoul
WiderThan Co., Ltd.
CEO Sangjun Park
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